FIRST MIDWEST BANCORP, INC.
300 Park Boulevard, Suite 405
Itasca, IL 60143

March 8, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

RE: FIRST MIDWEST BANCORP, INC.
COMMISSION FILE NUMBER 0-10967
DEFINITIVE PROXY STATEMENT - 2000

To Whom it May Concern:

Filed via EDGAR is the definitive copy of the Proxy Statement and form of proxy. In accordance with Rule 14a-6(i), a $125 filing fee was deposited on March 2, 2000 at Mellon Bank (ABA No. 043000261) into the SEC's account (No. 910-8739) for First Midwest's company account (No. 0000702325).

If you have any questions or require further information, please contact me at First Midwest's address noted above and/or call me directly at (630) 875-7459 (fax: (630) 875-7474).

Very truly yours,

/S/ BARBARA E. BRIICK
Barbara E. Briick
Senior Vice President
Corporate Controller

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST MIDWEST BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4) Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

March 17, 2000

Dear Shareholder:

The 2000 Annual Meeting of Shareholders of First Midwest Bancorp, Inc., will be held on Wednesday, April 19, 2000 at 9:00 a.m. at the Sheraton Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois.

The purpose of the Annual Meeting will be to consider a proposal recommended by the Board of Directors to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan and elect five directors, namely, Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, FSC and Robert P. O'Meara. We currently know of no other business to be considered at the meeting.

Whether you plan to attend the Annual Meeting or not, please date and sign the enclosed proxy card and return it in the accompanying envelope. Your vote is very important regardless of how many shares you own. If you attend the Annual Meeting and wish to vote in person, you may do so even though you have previously sent in a proxy.

Yours very truly,

/S/ ROBERT P. O'MEARA
Robert P. O'Meara
Chairman and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2000

To the Shareholders of
FIRST MIDWEST BANCORP, INC.:

The Annual Meeting of Shareholders of First Midwest Bancorp, Inc. (the "Company") will be held at the Sheraton Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois, on Wednesday, April 19, 2000 at 9:00 a.m. for the purpose of:

1.) Considering a proposal recommended by the Board of Directors to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan.

2.) Electing five directors.

3.) Transacting such other business as may be properly brought before the Annual Meeting or any adjournment thereof. Management at present knows of no such business to be brought before the Annual Meeting.

The Board of Directors has fixed the close of business on March 1, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Whether you plan to attend the Annual Meeting or not your prompt execution and return of the enclosed proxy will be appreciated.

By Order of the Board of Directors:

/S/ JAMES M. ROOLF
James M. Roolf
Senior Vice President,
Corporate Secretary

March 17, 2000
PROXY STATEMENT
FOR ANNUAL MEETING TO BE HELD ON APRIL 19, 2000

VOTING PROCEDURES

Introduction

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, of proxies for use at the Annual Meeting of Shareholders to be held April 19, 2000 at 9:00 a.m. and at any adjournments of that meeting (the "Annual Meeting"). The Board of Directors has fixed the close of business on March 1, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 41,131,186 shares of $0.01 per share par value Common Stock ("Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote.

Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If there are no such instructions, the shares will be voted in favor of: (i) the proposal recommended by the Board of Directors to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan; (ii) the election of the nominees for director, and (iii) in the discretion of the named proxies, any other matters which may properly come before the Annual Meeting. A shareholder may revoke his/her proxy by: executing a later-dated proxy; giving written notice of such revocation to the Corporate Secretary; or, voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute the revocation of a proxy.

The Inspector of Election appointed by the Board of Directors for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present. The Inspector of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The date of this Proxy Statement is March 17, 2000. The approximate date on which this Proxy Statement, Form of Proxy and the Company's 1999 Annual Report are first being sent to the Company's shareholders is March 17, 2000.

Voting of Shares in the First Midwest Bancorp, Inc. Dividend Reinvestment Plan

The Company's Stock Transfer Agent, American Securities Transfer & Trust Company, is the record owner of all shares of Common Stock held for participants in the Dividend Reinvestment & Stock Purchase Plan ("DR Plan"). Each DR Plan participant will receive a single proxy card covering both the shares of Common Stock credited to the participant's DR Plan account and the shares owned by such participant outside the DR Plan.

Direction Card for Participants in the First Midwest Bancorp Savings and Profit Sharing Plan

First Midwest Trust Company, N.A., as Trustee under the First Midwest Bancorp Savings and Profit Sharing Plan (the "Profit Sharing Plan"), is the record owner of all shares of the Common Stock held for participants in the Profit Sharing Plan. The Trustee will vote the shares held for the account of each Profit Sharing Plan participant in accordance with the directions received from participants. In order to obtain such voting directions, the Trustee will forward this Proxy Statement and a blue-colored direction card to each Profit Sharing Plan participant. The direction card must be executed and returned if the shares held pursuant to the Profit Sharing Plan are to be voted, provided that shares held in the Profit Sharing Plan for which no directions are received will be voted by the Trustee proportionally in the same manner as it votes shares for which directions were received. All direction cards returned will be kept confidential by the Trustee or its tabulating agent and will not be disclosed to the Company or any of its employees. Because Profit Sharing Plan participants are not the record owners of the related shares, such shares may not be voted in person by Profit Sharing Plan participants at the Annual Meeting.

Direction Card for Participants in the First Midwest Bancorp Nonqualified Retirement Plan and Nonqualified Stock Option Gain Deferral Plan

Harris Bank, as Trustee under the First Midwest Bancorp Nonqualified Retirement Plan and Nonqualified Stock Option Gain Deferral Plan (the "Nonqualified Plans") is the record owner of all shares of Common Stock held for participants in the Nonqualified Plans. The Trustee will vote the shares held for the account of each Nonqualified Plan participant in accordance with the directions received from such participants. In order to obtain such voting directions, the Trustee will forward this Proxy Statement and a buff-colored direction card to each Nonqualified Plan participant. The direction card must be executed and returned if the shares held pursuant to the Nonqualified Plans are to be voted, provided that shares held in the Nonqualified Plans for which no directions are received will be voted by the Trustee proportionally in the same manner as it votes shares for which directions were received. All direction cards returned will be kept confidential by the Trustee or its tabulating agent and will not be disclosed to the Company or any of its employees. Because Nonqualified Plan participants are not the record owners of the related shares, such shares may not be voted in person by Nonqualified Plan participants at the Annual Meeting.

Cost of Solicitation

The cost of solicitation of proxies will be paid by the Company. Directors, officers, employees and agents of the Company may solicit proxies by mail, telephone, personal interview and other means. Directors, officers and employees will receive no additional compensation for solicitation services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares of record held by them and will be reimbursed for their reasonable expenses.
PROPOSAL TO APPROVE THE COMPANY'S
RESTATED NON-EMPLOYEE DIRECTORS'
1997 STOCK OPTION PLAN

During 1997, the Board of Directors adopted the Non-Employee Directors' 1997 Stock Option Plan (the "Directors' Plan") and reserved 25,000 (37,500 after giving effect to the Company's 3-for- 2 stock split paid in December 1999) shares of Common Stock for issuance thereunder. In November 1999, the Board of Directors authorized the amendment and restatement of the Directors' Plan to, among other things, increase the shares reserved to 225,000 shares. At the Annual Meeting, the shareholders are being asked to approve the Directors' Plan as so restated.

Summary of the Directors' Plan

General. The purpose of the Directors' Plan is to advance the interests of the Company and its shareholders by augmenting the Company's traditional compensation program for non-employee directors with awards of nonqualified stock options, thereby increasing the stake of the non-employee directors in the future growth and prosperity of the Company and furthering the directors' interests with those of the Company's shareholders. In doing so, the Company seeks to attract, retain, compensate and motivate those highly competent individuals whose judgement, initiative, leadership and efforts are important to the success of the Company.

Administration. The Director's Plan is administered by the Board of Directors of the Company.

Eligibility. Nonqualified stock options may be granted under the Director's Plan to any individual who is a member of the Board and who is not, as of the date of grant, an employee of the Company or any of its subsidiaries.

Nonqualified Stock Options. The Directors' Plan provides a formula for the automatic granting of options to individuals who are or become non-employee directors. The options are granted on the date on which a person is first elected or begins to serve as a non-employee director (for new directors) and on the date of the first regularly-scheduled board meeting in each calendar year (for continuing directors). Under the terms of the Directors' Plan as currently in effect, each non-employee director is granted an option to purchase shares of Common Stock equal to the number determined by dividing the average cash compensation earned by the non-employees directors during the immediately preceding calendar year by the fair market value of a share of Common Stock on the grant date. Pursuant to this provision, each non-employee director of the Company received a nonqualified stock option grant on February 16, 2000 to purchase 804 shares of Common Stock with an exercise price of $23 per share based upon average cash compensation of $18,500.

As proposed, the Black-Scholes pricing model, as further described under the following section entitled "New Plan Benefits", will hereafter be used to determine the number of options to be granted. This change is being made for consistency with market practices as well as to conform to the methodology used with respect to grants under the Company's 1989 Omnibus Stock and Incentive Plan.

In addition to the formula options, the Directors' Plan also authorizes the Board of Directors to make discretionary option awards, including reload options.

Term and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the non-employee director and reflects the following terms and conditions:

(1) Exercise Price. The Exercise Price of each nonqualified stock option is equal to 100% of the fair market value of the Company's stock on the date of grant. Fair market value for this purpose is defined as the average of the highest and lowest price of a share of Common Stock as reported on the NASDAQ Stock Market on the date of grant.

(2) Vesting. Options granted under the Directors' Plan vest and become exercisable in full upon the first anniversary of the grant date with respect to the formula options, and on the six-month anniversary of the grant date with respect to any discretionary options, unless prior thereto the non-employee director has ceased to be a director for any reason other than death or disability. In the event of death or disability, or a change in control as defined in the Company's 1989 Omnibus Stock and Incentive Plan, the options vest and become exercisable in full. Once vested, the options expire upon the date which is three years following the termination of the director's board membership for any reason other than death, in which case the option will expire on the first anniversary of the date of death. No option may be exercised beyond the tenth anniversary of its grant date.

(3) Option Payment. Shares of Common Stock purchased upon exercise must be paid for in cash or its equivalent (including for this purpose proceeds from a cashless exercise through a broker) or by tendering previously-acquired shares of Common Stock with an aggregate fair market value at the time of exercise equal to the total option price. To the extent that an option is exercised by delivery of previously-acquired shares the non-employee director may elect to defer receipt of the shares purchased pursuant to the Company's Nonqualified Stock Option Gain Deferral Plan.

Other Provisions. Pursuant to the discretionary authority under the Directors' Plan, the Board has in the past and intends to continue to include in the agreement reload and limited transferability features similar to those of the nonqualified stock options granted under the Company's 1989 Omnibus Stock and Incentive Plan.

Shares Reserved. The Directors' Plan, as restated, increases to 225,000 the number of shares issuable under the Plan. As of the date hereof, options with respect to an aggregate of 34,606 shares have been granted. In the event of any change in the outstanding shares of Common Stock by reason of a dividend or split, recapitalization, merger, consolidation, combination, exchange or shares or other similar corporate change, the aggregate number of shares of Common Stock reserved for issuance under the Directors' Plan and the number of shares of Common Stock subject to options granted or outstanding, and/or the stated option price, shall be appropriately adjusted by the Board of Directors.

Amendment of the Directors' Plan. The Board of Directors may terminate or amend the Directors' Plan at any time or from time to time; provided, however, that except with respect to adjustments in the number of shares reserved for issuance described above, any increase in the number of shares reserved for issuance shall be subject to shareholder approval.

Federal Income Consequences. Generally, an optionee receiving a stock option under the Directors' Plan will not recognize taxable income upon the grant of the option. All options granted under the Directors' Plan are "nonqualified" for purpose of the Internal Revenue Code of 1986, as amended, and accordingly, an optionee will recognize taxable income at the time of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the exercise of the option. At that time, the Company will generally be entitled to an income tax deduction as compensation expense in an amount equal to the amount of such taxable income recognized by the optionee as income. Upon disposition of the shares, the appreciation (or depreciation) after the date of exercise will be treated by the optionee as either a short-term or a long-term capital gain (or loss) depending on whether the shares have been held for the then-required holding period.

New Plan Benefits. In order to conform the granting of options under the Directors' Plan to market-based long-term incentive compensation practices as well as to the methodology used in granting options under the Company's 1989 Omnibus Stock and Incentive Plan, it is proposed that the formula used for granting options under the Directors' Plan be changed to use the Black-Scholes pricing model for nonqualified stock options. Under this new granting methodology, the per-option Black-Scholes value of a share of the Company's Common Stock would be used to calculate the number of options to be granted to each non-employee director. All options would continue to be granted at the fair market value of the Common Stock on the date of the grant.

If the proposed methodology were in effect on February 16, 2000 and based upon average cash compensation of $18,500 for 1999, each non-employee director would have received a nonqualified stock option grant of 2,412 shares of First Midwest Common Stock. The exercise price of the options so granted would have been the fair market value of the Common Stock on the date of the grant, February 16, 2000, of $23.00 per share.

Required Vote. The amended and restated Directors' Plan will not take affect unless it is approved and adopted by the affirmative vote of the majority of the votes cast by the shareholders, in person or by proxy, at the Annual Meeting; therefore, abstentions will be taken into account as if such shares were voted against the proposal, but non-votes will have no effect on the proposal.

The Board of Directors recommends that the shareholders vote FOR approval and adoption of the Restated Director's Plan.

ELECTION OF DIRECTORS

Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors has the authority to determine the number of Directors from time to time (provided that such number may not be less than three nor more than twenty). On February 16, 2000 the Board of Directors fixed the number of Directors comprising the Board at thirteen.

The directors are divided into three Classes, approximately equal in number. Each year the shareholders elect the members of a Class of directors for a term of three years. The Director Nominees named below have been nominated for election for a term to end at the Annual Meeting of Shareholders in the year 2003 or until their successors are elected. The Board has no reason to believe that any of the Director Nominees will not be available for election. However, if any of the Director Nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than the number of Director Nominees named. To be elected as a director, each Director Nominee must receive the favorable vote of a plurality of the shares present and entitled to vote at the Annual Meeting, without regard to abstaintions or non-votes.

Certain biographical information (including principal occupation or employment for the past five years) concerning each Director Nominee and Continuing Director as of the date of the Annual Meeting is set forth below:

Director Nominees To Serve Until The Year 2003

Bruce S. Chelberg, 65 (Director since 1989). Mr. Chelberg is Chairman and Chief Executive Officer of Whitman Corporation (diversified, multinational holding company), Rolling Meadows, Illinois. He is a director of Whitman Corporation, Snap-On Tools Corporation and Northfield Laboratories, Inc. Mr. Chelberg is Chairman of the Company's Nominating Committee and is a member of its Audit and Executive Committees.

William J. Cowlin, 68 (Director since 1997). Mr. Cowlin is Attorney and Counselor at Law of William J. Cowlin, LTD., Crystal Lake, Illinois. Prior to 1997, Mr. Cowlin was Chairman of the Board and Chief Executive Officer of SparBank, Incorporated ("SparBank") which was acquired by the Company on October 1, 1997. Under the terms of the acquisition agreement between the Company and SparBank, Mr. Cowlin was appointed to serve as a director of the Company until its Annual Meeting of Shareholders in the year 2000. In addition, this agreement requires that Mr. Cowlin (or such other nominee of Geraldine C. Cowlin, his spouse) will be nominated to serve as a director of the Company upon the expiration of his term in the year 2000 for a three year term expiring at the Annual Meeting of Shareholders in the year 2003. Mr. Cowlin is a member of the Company's Executive Committee.

Joseph W. England, 59 (Director since 1986). Mr. England was Senior Vice President of Deere & Company (mobile power equipment manufacturer), Moline, Illinois until his retirement on December 31, 1999. Mr. England is Chairman of the Company's Audit Committee.

Brother James Gaffney, FSC, 57 (Director since 1998). Brother Gaffney is Chief Executive Officer of Lewis University (independent Roman Catholic institution of higher education), Romeoville, Illinois. Brother Gaffney is a member of the Company's Executive Committee.

Robert P. O'Meara, 62 (Director since 1982). Mr. O'Meara is Chairman of the Board and Chief Executive Officer of the Company. He is Chairman of the Company's Executive Committee and is the brother of John M. O'Meara.

Continuing Directors Serving Until The Year 2001

Jack Payan, 69 (Director since 1998). Mr. Payan is a senior executive of Payan, Alberts & Thompson, Ltd., an independent insurance agency. Prior to 1998, Mr. Payan served on the Board of Directors of Heritage Financial Services, Inc. ("Heritage") which was acquired by the Company on July 1, 1998. Under the terms of the acquisition agreement between the Company and Heritage, Mr. Payan was appointed to serve as director of the Company until its Annual Meeting of Shareholders in year 2001. Mr. Payan is a member of the Company's Audit Committee.

John L. Sterling, 56 (Director since 1998). Mr. Sterling is the President and owner of Sterling Lumber Company (lumber distributor). Mr. Sterling served on the Board of Directors of Heritage. Under the terms of the acquisition agreement between the Company and Heritage, Mr. Sterling was appointed to serve as director of the Company until its Annual Meeting of Shareholders in year 2001. Mr. Sterling is a member of the Company's Compensation Committee.

J. Stephen Vanderwoude, 56 (Director since 1991). Mr. Vanderwoude is Chairman and Chief Executive Officer of Madison River Telephone Company (telephone system acquiror and operator), Chapel Hill, North Carolina. From 1993 to 1995, he was President and Chief Executive Officer (retired, 1995) of Video Lottery Technologies, Inc. He is a director of Centennial Communications. Mr. Vanderwoude is a member of the Company's Compensation Committee.

Richard T. Wojcik, 61 (Director since 1998). Mr. Wojcik is currently retired. Prior to 1998, Mr. Wojcik was Chairman and Chief Executive Officer of Heritage. Under the terms of the acquisition agreement between the Company and Heritage, Mr. Wojcik was appointed to serve as director of the Company until its Annual Meeting of Shareholders in year 2001. Mr. Wojcik is a member of the Company's Executive Committee.

Continuing Directors Serving Until The Year 2002

Vernon A. Brunner, 59 (Director since 1997). Mr. Brunner is Executive Vice President-Marketing and director of Walgreen Co. (retail drug store chain), Deerfield, Illinois. Mr. Brunner is a member of the Company's Executive Committee.

O. Ralph Edwards, 65 (Director since 1988). Mr. Edwards was Corporate Vice President-Human Resources (retired, 1992) of Abbott Laboratories (health care products manufacturer), Abbott Park, Illinois. Mr. Edwards is Chairman of the Company's Compensation Committee and is a member of its Nominating Committee.

Thomas M. Garvin, 64 (Director since 1989). Mr. Garvin is currently retired. From 1994 to 1999 Mr. Garvin was President and Chief Executive Officer of G.G. Products Company. He serves as a director of Corporate Renaissance Group, Inc and Edwards Fine Foods. Mr. Garvin is a member of the Company's Executive and Audit Committees.

John M. O'Meara, 54 (Director since 1982). Mr. O'Meara is President and Chief Operating Officer of the Company. He is a member of First Midwest's Executive Committee and is the brother of Robert P. O'Meara.

BOARD OF DIRECTORS' OPERATIONS

Board of Directors and Committee Meetings

The Board of Directors has established Executive, Audit, Compensation and Nominating Committees, and may periodically establish other Committees as deemed advisable.

The members of the Executive Committee during 1999 and currently are: Vernon A. Brunner, Bruce S. Chelberg, William J. Cowlin, Brother James Gaffney, Thomas M. Garvin, John M. O'Meara, Robert P. O'Meara and Richard T. Wojcik. The function of this Committee is to exercise certain powers of the Board of Directors, as defined by the Company's ByLaws, between Board meetings. The Executive Committee met five times during 1999.

The members of the Compensation Committee during 1999 and currently are: O. Ralph Edwards, Chairman, John L. Sterling, and J. Stephen Vanderwoude. The functions of this Committee are to determine and recommend to the Board of Directors the compensation of the Company's directors and to review the propriety of the Company's compensation and benefits programs. The Compensation Committee met four times in 1999.

Audit Committee members during 1999 and currently are: Bruce S. Chelberg; Joseph W. England, Chairman; Thomas M. Garvin and Jack Payan. The functions of this Committee are to select and recommend the independent auditors to the Board of Directors, review the plans for, and the findings from, the independent and internal audits and review the results of the regulatory agency examinations of the Company. The Audit Committee met four times in 1999.

The members of the Nominating Committee during 1999 and currently are: Bruce S. Chelberg, Chairman, and O. Ralph Edwards. The functions of this Committee are to establish criteria for the nomination of directors and identify and recommend to the Board of Directors candidates for director nomination. The nominating committee will consider nominees recommended by shareholders if the procedures set forth under "Notice of Business to be Conducted at Meeting" are met. The Nominating Committee meet once during 1999.

The First Midwest Board held four meetings during 1999. Each Director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the various Committees of the Board of Directors on which he served.

Board of Directors' Compensation

Non-employee members of the Board of Directors are compensated by the Company through an annual $12,000 retainer, payable quarterly, and a $750 fee for each Board meeting attended. Non-employee Chairpersons of Board Committees receive an additional $1,500 annual retainer, payable quarterly. Non-employee Committee members, including the Chairperson, also receive a $750 fee for each Committee meeting attended. The average total cash compensation paid in 1999 to non-employee directors was $18,500. In addition, non-employee Board members receive annual stock option grants, as described above with respect to the proposal to approve and adopt the Directors' Plan. Employee members of the Board of Directors (i.e., John M. O'Meara and Robert P. O'Meara) receive no Board compensation.

Deferred Compensation Plan for Non-employee Directors

The Deferred Compensation Plan for Non-employee Directors allows non-employee directors to defer receipt of either 50% or 100% of any director fees and retainers due such directors. The deferred director fees and retainers are payable at the director's election either as a lump sum or in installments over a period not to exceed fifteen years. Payments under this plan begin at the date specified by the director or upon cessation of service as a director.

Board of Directors' Retirement Policy

The Company's Board of Directors Retirement Policy requires a director to resign upon attainment of age seventy or upon the occurrence of certain defined events.

Retired directors may be considered for appointment as nonvoting Emeritus Directors upon the recommendation of the Nominating Committee. Emeritus Directors will be available for advice and counsel to the Company and will receive an annual $1,000 retainer, payable quarterly. The Company currently has no Emeritus Directors.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers are elected annually by the Company's Board of Directors. Certain information regarding the Company's executive officers is set forth below.
Name (Age as of March 1, 2000)	Position or Employment for Past Five Years	Executive Officer Since
Robert P. O'Meara (62)	Chairman of the Board and Chief Executive Officer	1982
John M. O'Meara (54)	President & Chief Operating Officer	1987
Donald J. Swistowicz (48)	Executive Vice President & Chief Financial Officer	1982

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to annual and other compensation paid to the Company's Chief Executive Officer and the other highest paid Executive Officers of the Company whose annual base salary and bonus for the last fiscal year exceeded $100,000:
Name and Principal Position	Fiscal Year			Long-Term Compensation Awards Securities Underlying Options (#)	All Other Compensation ($)
		Annual Compensation
		Salary ($)	Bonus ($)
Robert P. O'Meara	1999	$ 468,312	$ 204,989	60,110	$ 42,353
Chairman of the Board	1998	467,082	131,450	51,976	33,283
& Chief Executive Officer	1997	433,000	131,449	14,180	56,052

John M. O'Meara	1999	380,744	166,052	60,053	34,433
President & Chief	1998	379,753	106,860	14,172	27,059
Operating Officer	1997	352,000	106,858	11,528	48,187

Donald J. Swistowicz	1999	208,000	69,760	15,914	18,092
Executive Vice President &	1998	198,529	45,300	27,746	13,724
Chief Financial Officer	1997	172,000	45,304	4,829	21,638

Note "All Other Compensation" represents contributions by the Company to the Company's qualified and non-qualified defined contribution retirement plans.

Stock Option Grants in 1999

Individual Grants

Name	Type (1)	# of Securities Underlying Options Granted in 1999(2)(3)	% of Total Options Granted to Employees in 1999	Per Share Exercise Price ($)	Expiration Date	Grant Date Present Value ($)(4)
Robert P. O'Meara	NQSO-1	21,207		$ 23.19	2/17/09	$ 136,369
	NQSO-2	20,196		27.29	8/18/09	168,266
	NQSO-R1	9,354		26.20	2/19/02	37,192
	NQSO-R2	9,353		26.20	2/17/03	45,955
		60,110	14.1%			$387,782

John M. O'Meara	NQSO-1	17,241		23.19	2/17/09	110,866
	NQSO-2	12,726		27.29	8/18/09	106,029
	NQSO-R3	14,813		23.96	2/15/99	4,259
	NQSO-R4	15,273		23.38	2/29/00	33,825
		60,053	14.1%			$254,979

Donald J. Swistowicz	NQSO-1	8,073		23.19	2/17/09	51,912
	NQSO-2	4,037		27.29	8/18/09	33,635
	NQSO-R5	1,863		26.58	2/21/06	12,760
	NQSO-R6	1,941		26.58	2/17/07	13,095
		15,914	3.70%			$111,402

Notes:

(1) Nonqualified Stock Option (NQSO-#) or Nonqualified Reload Stock Option (NQSO-R#) (see Note 3).

(2) The options listed in the first two lines opposite each executive officer's name are 1999 original options granted under the Company's 1989 Omnibus Stock and Incentive Plan which vest over a period of three years (subject to accelerated vesting in connection with a change in control), include reload features (see Note 3), and are nontransferable except to family members or family trusts or partnerships; all other options in 1999 are reload stock options which vest in six months (see Note 3).

(3) Optionees may tender previously-acquired shares of the Company's Common Stock in payment of the exercise price of a stock option and may tender previously-acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise. The options described above as "reload stock options" are nonqualified stock options granted to replace the number of shares thus tendered and/or withheld. The reload stock option will have an exercise price equal to the fair market value of the Common Stock on the exercise date of the underlying exercised option, will be first exercisable six months from such date and will expire on the scheduled expiration date of the underlying exercised option. All reload stock options become fully exercisable in connection with a change in control of the Company (as defined). The reload stock options are nontransferable except to family members or family trusts or partnerships.

(4) The "Grant Date Present Value" above was determined using the Black-Scholes option pricing model. The significant factors or assumptions incorporated into the Black-Scholes model in estimating the Grant Date Present Value were as follows:
Option / Type	Option Term (Years)	Exercise Price	Risk Free Rate of Return	Volatility	Dividend Yield	Expected Life of Option (Years)
NQSO-1	10.0	$ 23.19	5.15%	20.87%	2.34%	9.0
NQSO-2	10.0	27.29	6.12	20.87	2.34	9.0
NQSO-R1	2.2	26.20	6.23	20.87	2.34	2.2
NQSO-R2	3.3	26.20	6.28	20.87	2.34	3.2
NQSO-R3	.02	23.96	4.77	20.87	2.34	.02
NQSO-R4	1.0	23.38	4.74	20.87	2.34	1.0
NQSO-R5	6.9	26.58	5.36	20.87	2.34	6.8
NQSO-R6	6.7	26.58	5.36	20.87	2.34	6.6

(4) Continued - The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market price of the Company's Common Stock, on the date the option is exercised, over the exercise price of the option.

Aggregated Option Exercises in 1999 and Option Value as of December 31, 1999
Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Dec. 31, 1999		Value of Unexercised In-the- Money Options at Dec. 31, 1999 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. O'Meara	48,935	$ 791,863	83,112	84,632	$ 767,868	$ 112,284
John M. O'Meara	71,394	979,876	107,849	49,903	1,310,254	86,651
Donald J. Swistowicz	5,672	49,660	20,749	20,689	--	39,114

Notes:

(1) The value realized was deferred by the election of each of the named executives into the Company's Nonqualified Stock Option Gain Deferral Plan in the form of 30,228, 41,309 and 1,868 shares of Common Stock for Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz, respectively.

(2) Options are considered "in-the-money" if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option. For "in-the-money" options, the "Value of Unexercised In-the-Money Options at December 31, 1999" represents the difference between the closing price of the Common Stock on December 31, 1999 ($26.50) and the exercise price of the underlying options, multiplied by the number of applicable options. Since the inception of such Plan, no stock options have been repriced.

Defined Benefit or Actuarial Pension and Retirement Plans

Consolidated Pension Plan Table

Average Final Earnings	Years of Service
	10	15	20	25	30	35
$ 125,000	$ 12,156	$ 17,633	$ 23,211	$ 28,789	$ 34,367	$ 39,945
150,000	14,991	21,713	28,541	35,369	42,197	49,025
175,000	17,826	25,793	33,871	41,949	50,027	58,105
200,000	20,661	29,873	39,201	48,529	57,857	67,185
225,000	23,496	33,953	44,531	55,109	65,687	76,265

The table above illustrates the amount of annual retirement income, computed on an actuarial basis using the "straight-life annuity method," provided by the Company's consolidated defined benefit pension plan at normal retirement age (65) in specified average earnings and service classifications. (Benefits are payable for life, or if spousal benefits are elected, a reduced amount is payable for the life of the employee and of the surviving spouse.)

"Average Final Earnings" are determined substantially on the basis of the annual compensation included in the Summary Compensation Table, subject to the provisions of the Internal Revenue Code limiting the amount of annual compensation which may be taken into account. (The limitation for 1999 was $160,000. For the five years prior to 1999, the limitations were as follows: 1998 and 1997 - $160,000; 1996, 1995 and 1994 - $150,000). The amounts shown in the pension table above are not offset by any available Social Security benefits. At December 31, 1999, the years of credited service for the Company's consolidated defined benefit pension plan for the individuals named in the Summary Compensation Table were as follows: Robert P. O'Meara - twenty; John M. O'Meara - twenty; and Donald J. Swistowicz - eighteen.

Nonqualified Retirement Plan - Pension Component

Because benefits from the Company's consolidated defined benefit pension plan are subject to limitations under the Code, during 1989 the Company's Board of Directors authorized the establishment of a nonqualified pension component ("nonqualified pension") to the Company's Nonqualified Retirement Plan. The nonqualified pension provides for additional pension payments from the general assets of the Company for amounts which would have been paid to participants under the actuarially-based pension formula of the Company's consolidated defined benefit pension plan absent the compensation limitations of the Code. In order to reduce the administrative burden associated with the maintenance of a nonqualified pension, the Board of Directors approved the crediting as deferred compensation of the present value of the nonqualified vested pension benefits accrued during the year for each executive affected by the compensation limits of the Code. Amounts credited in 1999 as deferred compensation for 1999 service to the executives listed in the Summary Compensation Table were as follows: Robert P. O'Meara -$109,285; John M. O'Meara - $57,086; and Donald J. Swistowicz - $12,269.

Executive Employment Agreements

In order to advance the interests of the Company by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company are largely dependent, the Board of Directors has authorized the Compensation Committee to tender Employment/Change in Control Agreements to such key executives (the "Agreements"). The Compensation Committee has determined that the following executives are eligible for such Agreements: Class I Agreements -- Robert P. O'Meara and John M. O'Meara; Class II Agreements -- Donald J. Swistowicz and fourteen other senior executives of the Company's subsidiaries; and Class III Agreements - sixty senior executives of the Company and its subsidiaries.

The Agreements are for a base term of two years for Classes I and II and one year for Class III Agreements and automatically renew unless ninety days notice of non-renewal is provided to the other party. If an executive's employment is terminated prior to the expiration of the Agreement or by the providing of notice of non-renewal, or if the executive is constructively discharged (for example, as a result of a material reduction in responsibilities or compensation, or other material breach of the Agreement by the Company), the executive is entitled to a severance benefit of: twelve months base pay for Class I executives and six months base pay for Class II and III executives; a pro rata short-term bonus award; and a limited amount of health care benefits and outplacement counseling benefits. If the executive remains unemployed at the end of such time periods, an additional amount of limited severance pay and benefits may be provided at the discretion of the Company.

Upon a change in control, as defined, the term of each of the Agreements is extended three, two and one year(s) for Class I, II and III executives, respectively, from the date of the change in control. An executive who is terminated or constructively discharged after a change in control is entitled to a lump sum payment of the aggregate value (three, two and one time(s) such value for Classes I, II and III, respectively) of the sum of the following benefits: severance pay (base salary and short-term bonus awards); perquisites to which the executive was entitled on the date of the change in control; a limited amount of group health care benefits; contributions for benefits expected to be made to the Company's tax-qualified and nonqualified retirement plans; and a limited amount of outplacement counseling.

Supplemental compensation will also be provided to mitigate the effects of any excise taxes applicable to executive employment payments under the Agreements. Each executive under Agreement is subject to a confidentiality provision, and if the executive voluntarily terminates employment prior to a change in control, the executive will be subject to noncompetition and nonsolicitation provisions.

Compensation Committee Report on Executive Compensation

The Compensation Committee (the "Committee") believes that the Company's compensation strategy reflects the following: compensation should focus executives on achieving performance objectives that enhance shareholder value; compensation should motivate executives, both individually and collectively, to take actions that support the attainment of the Company's mission and long and short-term objectives; and, compensation should enable the Company to attract and retain individuals who are in a position to contribute materially to the Company's growth, development and financial success.

Executive compensation consists of three primary, variable elements: a base salary; a potential cash bonus award under the Company's Short-Term Incentive Plan; and a potential stock option or other award under the Company's 1989 Omnibus Stock and Incentive Plan. In determining the appropriate mix among these elements, the Committee considers the results of compensation comparisons performed by the Company itself, the Company's independent compensation consultant, and various industry associations. Additionally, the specific factors considered by the Committee in establishing executive compensation under each of these elements are discussed below.

Base Salary

Executive base salaries are reviewed annually by the Committee and presented to the full Board for approval; executives who are members of the Board of Directors do not participate in the approval process. Executive base salaries are typically targeted at the competitive median for services performed in similar capacities in similarly-sized financial institutions, adjusted primarily for individual performance and also for other factors such as experience, responsibility and internal equity. Based upon the foregoing, the annual base salaries of Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz were fixed for 1999 as disclosed in the Summary Compensation Table.

First Midwest Bancorp, Inc. Short-Term Incentive Plan

The First Midwest Bancorp, Inc. Short-Term Incentive Plan (the "Incentive Plan"), established in 1989, is an integral element of the compensation mix because the Incentive Plan specifically aligns the short-term performance goals of the Company and its subsidiaries with the goals of the individual employees responsible for achieving such goals. Approximately 379 employees were designated Incentive Plan participants during 1999. Such employees are placed into one of eight participant categories based upon salary grade. Target awards are expressed as a percentage of base salary and ranged from 5% to 42.5% for 1999, depending upon participant category. (The 1999 target award was 42.5% for Robert P. O'Meara; 37.5% for John M. O'Meara and 30%for Donald J. Swistowicz). Based upon the level of attainment of predetermined annual corporate performance goals as well as predetermined individual performance goals, an award ranging between 0% to 150% of the target can be earned. Based upon the foregoing criteria, Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz earned the Incentive Plan cash bonus awards for 1999 as disclosed in the Summary Compensation Table.

First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan

The First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan (the "Omnibus Plan") allows the granting of both incentive and nonstatutory (or "nonqualified") stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, only nonqualified stock options have been awarded. The Omnibus Plan is administered by the Committee, and participants in the Omnibus Plan are selected from those employees who are in a position to contribute materially to the Company's long-term growth, development and financial success. Approximately 82 employees were Omnibus Plan participants during 1999. The exercise price of each stock option reflects the fair market value of a share of the Company's Common Stock on the date of grant. Through the vesting schedule, the Committee seeks to motivate Omnibus Plan participants to enhance the long-term performance of First Midwest.

Options granted to employees under the Omnibus Plan are generally awarded in February of each year. From inception of the Omnibus Plan through February 1999 the number of options awarded to a participant was determined by taking a Committee-established percentage of that participant's base salary and dividing that amount by the fair market value of a share of the Company's common stock on the date of the grant. The number of options calculated in this manner was either granted to the participant or was reduced through application of a multiplier of zero or 50% to reflect the Committee's assessment of such participant's individual performance.

As a result of a year-long review conducted by its compensation consultant, the Committee determined that the existing method of determining the amount of the annual option grant for each participant resulted in grants that were significantly less than market-based long term incentive compensation practices for certain levels of participants in the Omnibus Plan. In August 1999, the compensation consultant recommended, and the Committee approved, the use of the Black-Scholes pricing model for determining the number of options to be granted at the fair market value of a share of the Company's Common Stock on the date of grant. Accordingly, the Committee approved a pro-rata supplemental grant for affected participants in August 1999 in accordance with the approach recommended by the compensation consultant. Based upon the foregoing criteria, Robert P. O'Meara, John M. O'Meara and Donald J. Swistowicz earned stock option awards under the Omnibus Plan identified as NQSO-1 (for the February 1999 grant) and NQSO-2 (for the August 1999 grant) as disclosed in the Summary Compensation Table.

Chief Executive Officer Compensation

Each element of Robert P. O'Meara's compensation is determined on the same basis, as previously described in this report, as the compensation of the other two named executives. Accordingly, his base salary was fixed for 1999 as disclosed in the Summary Compensation Table; his Incentive Plan cash bonus award for 1999 reflected the Company's substantial attainment of the predetermined annual performance goals previously described; and his 1999 stock option award under the Omnibus Plan reflected utilization of the Committee-established percentage of his base salary with no reduction based upon his performance.

Deductibility of Executive Compensation

The Committee does not believe that the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Code will affect the deductibility of compensation expected to be paid under the Company's existing plans and programs during 2000. The Committee will continue to evaluate any impact which Section 162(m) may have and take such actions as it deems appropriate.

Responsibility for Report on Executive Compensation

This Compensation Committee Report on Executive Compensation was prepared by the Committee, whose members during 1999 were: O. Ralph Edwards, Chairman, John L. Sterling, and J. Stephen Vanderwoude.

The Committee's Report on Executive Compensation and the following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "filed" under such Acts.

Compensation Committee Interlocks and Insider Participation

During 1999, none of the members of the Compensation Committee served, or formerly served, as an officer or employee of the Company or any of its subsidiaries. Furthermore, none of the executive officers of the Company served as a director or member of the Compensation Committee of any other entity.

Stock Performance Graph

The graph below illustrates, over a five-year period, the cumulative total return (defined as stock price appreciation and dividends) to Shareholders for the Company's Common Stock against a broad-market total return equity index and a commonly-published industry total return equity index. The broad-market total return equity index utilized in this comparison is the Standard & Poor's 500 Stock Index (the "S&P 500") which is a composite index of the equity performance of 500 representative companies within those industry groups deemed significant by Standard & Poor's. The commonly-published industry total return equity index utilized in this comparison is the Standard & Poor's Supercap Regional Banks Index (the "S&P Supercap Regional Banks) which is a composite index of the equity performance of 38 banking companies located throughout the United States which range in asset size from $2.4 billion to $24 billion and are of a median asset size of $7 billion..
Comparison of Five Year Cumulative Total Return Among
the Company, the S&P 500 and the S&P Supercap Regional Banks (1)

	1994	1995	1996	1997	1998	1999
First Midwest	100	124	180	247	220	235
S&P 500	100	138	169	226	290	351
S&P Supercap Regional Bank	100	152	202	351	354	308

(1) Assumes $100 invested on December 31, 1994 in the Company's Common Stock, the S&P 500 and the S&P Supercap Regional Banks with the reinvestment of all related dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table sets forth, as of the Annual Meeting record date, certain information as to (i) those persons who were known by management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock and (ii) the shares of Common Stock beneficially owned by each Director, Director Nominee and each Executive Officer named in the Summary Compensation Table and by all Directors, Director Nominees and Executive Officers as a group:
5% Owner	Number of Shares (1)(2)	Percent of Class
Geraldine C. Cowlin	2,353,638	5.7%
41 North Virginia Street
Crystal Lake, Illinois 60014

Beneficial Owner (1) (2)	Number of Shares (1)(2)	Percent of Class	Number of Vested, Unexercised Stock Options Included in Shares Listed to Left
Vernon A. Brunner	6,606	*	2,756
Bruce S. Chelberg	24,731	*	2,756
William J. Cowlin (3)	15,789	*	2,756
O. Ralph Edwards	10,336	*	2,756
Joseph W. England	11,091	*	2,756
Brother James Gaffney	1,207	*	1,125
Thomas M. Gavin	14,688	*	2,756
John M. O'Meara (4)	686,224	1.7%	105,426
Robert P. O'Meara	607,951	1.5%	81,963
Jack Payan	19,194	*	1,128
John L. Sterling	65,898	*	1,128
J. Stephen Vanderwoude	8,985	*	2,756
Richard T. Wojcik	461,756	1.1%	1,128
Donald J. Swistowicz	140,403	*	21,753

As a group (fourteen persons), all Directors, Director Nominees and Executive Officers beneficially own 2,074,859 shares (5.0%) of Common Stock.

* Less than 1%.

(1) The number of shares stated are based on information furnished by the persons listed and include shares personally owned of record by each person and shares which under applicable regulations are deemed to be otherwise beneficially owned by each person including shares allocated to directors and executive officers under the Profit Sharing Plan, Nonqualified Retirement Plan and Nonqualified Stock Option Gain Deferral Plan. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty days.

(2) The Profit Sharing Plan owns 1,808,816 (or 4.4%) shares of Common Stock. Pursuant to the Profit Sharing Plan, participants exercise voting rights with respect to the portion of the shares of Common Stock allocated to their accounts, and also direct the Trustee with respect to the investment of their accounts among the investment funds maintained under the Profit Sharing Plan. Accordingly, only those shares of Common Stock attributable to the Profit Sharing Plan account of the persons and groups listed above are included in the above table.

(3) The above amount does not include the 2,353,638 shares (5.7%) held by Geraldine C. Cowlin, the spouse of William J. Cowlin.

(4) The amount shown for John M. O'Meara includes 123,227 shares of First Midwest Common Stock which are owned by trusts over which Mr. O'Meara exercises voting and investment rights. Beneficial ownership of such shares is disclaimed by Mr. O'Meara.

Right of First Refusal Agreements

On June 22, 1994, the Company entered into Right of First Refusal Agreements with certain of its Shareholders. The Agreements provide that if a Shareholder dies and the Shareholder's representative desires to sell any of the Shareholder's shares of the Company's Common Stock, the representative must first offer such shares to the Company. The Agreements impose no obligation on the Company to purchase any such shares. If the Company elects to purchase such shares, the price to be paid would be equal to the fair market value of such shares as determined by reference to transactions reported for the Company's Common Stock on the Nasdaq Stock Market for a predetermined period prior to the election being made. Current directors who are parties to, or are affected by, these Agreements are: John M. O'Meara and Robert P. O'Meara.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires directors, certain officers and certain other owners to periodically file notices of changes in beneficial ownership of Common Stock with the Commission. To the best of the Company's knowledge, during 1999 all required filings were timely submitted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company, through certain of its subsidiaries, has made loans and had transactions with certain of its executive officers and directors. However, all such loans and transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

For 2000, the Board of Directors has retained Ernst & Young LLP as the Company's independent auditors. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

OTHER BUSINESS

So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should be brought before the Annual Meeting, proxy holders would vote or act in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals to be considered for inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting must submit their proposals to the Corporate Secretary, at the Company's executive offices in Itasca, Illinois, for receipt by no later than November 9, 2000. Inclusion of any such proposals will be subject to the requirements of Rule 14a-8 adopted under the Securities Exchange Act of 1934 and to the provisions of the Company's Restated Certificate of Incorporation.

NOTICE OF BUSINESS TO BE CONDUCTED AT MEETING

Under the Restated Certificate of Incorporation of the Company, certain procedures are provided which a shareholder must follow to properly nominate persons for election as Directors or bring an item of business before a meeting of shareholders. These procedures provide that a shareholder must give advance notice for a nomination for Director or item of business to be introduced at a meeting of shareholders. For the 2001 Annual Meeting, a shareholder must give written advance notice to the Secretary of the Company between October 20, 2000 and December 19, 2000; provided, however, that in the event the Company publicly announces or discloses less than 130 days prior to the meeting that the date of the 2001 Annual Meeting is to be held on a date other than April 18, 2001, notice by the shareholder will be timely if it is received no later than the tenth (10th) day following the date of such announcement or disclosure. The advance notice by a shareholder must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of all shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirement for inclusion established by the United States Securities and Exchange Commission in effect at the time such proposal is received.

By Order of the Board of Directors:

/S/ JAMES M. ROOLF
James M. Roolf, Senior Vice President,
Corporate Secretary

PROXY
FIRST MIDWEST BANCORP, INC.
Proxy Solicited on Behalf of the Board of Direcotrs
Annual Meeting of Shareholders to be Held April 19, 2000

I, the undersigned shareholder of First Midwest Bancorp, Inc. (the "Company"), hereby appoint Donald J. Swistowicz, James M. Roolf and Barbara E. Briick, or any of them, the true and lawful attorney of the undersigned, with full power of substitution, to appear and act as proxies of the undersigned, and to vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 1, 2000 at the Annual Meeting of Shareholders of the Company to be held on April 19, 2000 or any adjournment(s) or postponement(s) thereof as fully as the undersigned might or could do if personally present.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW

(Continued and to be signed on the reverse side.)

Please mark, sign and date this proxy card and return it promptly using the enclosed envelope.

1. For the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan.

______ FOR

_______ AGAINST

_______ ABSTAIN

2. ELECTION OF DIRECTORS: Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, FSC and Robert P. O'Meara.

_______ FOR

_______ WITHHELD

_______ FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES(S):

__________________________________________________________________________

3. In their direction on any other item of business as may properly come before the Annual Meeting of Shareholders of any adjournment(s) or postponements(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR (i) the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan, (ii) the election of all Nominees for Director; and (iii) as to any other item of business as may properly come before the Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof, it will be voted in the discretion of the named Proxies.

SIGNATURE(S) & DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DIRECTION CARD (Profit Sharing Plan)
FIRST MIDWEST BANCORP, INC.
First Midwest Bancorp Savings and Profit Sharing Plan and Trust
Direction for Voting Shares of the Company Held in the Trust
Annual Meeting of Shareholders to be Held April 19, 2000

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the "Company") subject to voting direction by the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 19, 2000 or any adjournment(s) or postponement(s) thereof.

(Continued and to be signed on the reverse side.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.

1. For the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan.

______ FOR

_______ AGAINST

_______ ABSTAIN

2. ELECTION OF DIRECTORS: Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, FSC and Robert P. O'Meara.

_______ FOR

_______ WITHHELD

_______ FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES(S):

__________________________________________________________________________

3. In their direction on any other item of business as may properly come before the Annual Meeting of Shareholders of any adjournment(s) or postponements(s) thereof.

These directions are requested by the Trustee with regard to the voting of a proxy solicited by the Company's Board of Directors from the Trustee as the record owner of shares held pursuant to the First Midwest Bancorp Savings and Profit Sharing Plan and Trust. If no instruction is made on this Direction Card, the shares represented hereby will be voted FOR (i) the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan, (ii) the election of all Nominees for Director; and (iii) as to any other item of business as may properly come before the Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof, it will be voted in the discretion of the Trustee.

SIGNATURE & DATE NOTE:

Please sign exactly as name appears hereon.
DIRECTION CARD (Nonqualified Retirement Plans)
FIRST MIDWEST BANCORP, INC.
First Midwest Bancorp Nonqualified Retirement Plan and Nonqualified Stock Option Gain Deferral Plan
Direction for Voting Shares of the Company Held in the Trust
Annual Meeting of Shareholders to be Held April 19, 2000

I hereby direct the Trustee, First Midwest Trust Company, N.A. or any successor Trustee, to vote, as designated below, all the shares of Common Stock of First Midwest Bancorp, Inc. (the "Company") subject to voting direction by the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 19, 2000 or any adjournment(s) or postponement(s) thereof.

(Continued and to be signed on the reverse side.)

Please mark, sign and date this Direction Card and return it promptly using the enclosed envelope.

1. For the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan.

______ FOR

_______ AGAINST

_______ ABSTAIN

2. ELECTION OF DIRECTORS: Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, FSC and Robert P. O'Meara.

_______ FOR

_______ WITHHELD

_______ FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES(S):

__________________________________________________________________________

3. In their direction on any other item of business as may properly come before the Annual Meeting of Shareholders of any adjournment(s) or postponements(s) thereof.

These directions are requested by the Trustee with regard to the voting of a proxy solicited by the Company's Board of Directors from the Trustee as the record owner of shares held pursuant to the First Midwest Bancorp Nonqualified Retirement Plan and Nonqualified Stock Option Gain Deferral Plan. If no instruction is made on this Direction Card, the shares represented hereby will be voted FOR (i) the proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan, (ii) the election of all Nominees for Director; and (iii) as to any other item of business as may properly come before the Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof, it will be voted in the discretion of the Trustee.

SIGNATURE & DATE NOTE:

Please sign exactly as name appears hereon.